UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004 ebank Financial Services, Inc.

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)

2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal
Executive Offices)

(770) 863-9225
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES

Item 9. Regulation FD Disclosure.

     On June 10, 2004, ebank Financial Services, Inc.’s public offering to sell up to 3,703,704 shares of its common stock at a subscription price of $1.08 per share expired in accordance with the terms of the offering. As of such date, the Company had accepted subscriptions for an aggregate of 3,703,704 shares pursuant to the offering, resulting in aggregate gross offering proceeds to the Company of $4,000,000.00.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.

Date: June 14, 2004	By:	/s/ James L. Box

James L. Box Chief Executive Officer